UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 28, 2008

Date of Report (Date of Earliest Event Reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 22, 2008, we previously reported that U.S. Bank National Association, the trustee for our 1.00% Convertible Senior Notes (the “Notes”), due September 15, 2009, confirmed that the common stock price conversion test for the Notes was met when the closing price of the Company’s common stock exceeded $31.07 for 20 trading days within the last 30 trading days of the fourth calendar quarter ended December 31, 2007. Accordingly, holders of the Notes may exercise their right to convert the Notes during the calendar quarter ending March 31, 2008. We have been advised by the Trustee that, quarter to date, $6,000 in aggregate principal amount have presented conversion notices to the Trustee.

For the calendar quarter ending March 31, 2008, it is no longer possible for the common stock price conversion test to be met as the common stock closing price cannot exceed $31.07 for 20 trading days within the last 30 trading days of this quarter. Therefore, the common stock price conversion test for the Notes will not be triggered for the second calendar quarter beginning April 1, 2008. The Company intends to re-classify $600 million of the Notes from short-term debt to long-term debt on its March 30, 2008 balance sheet. If the common stock price conversion test is met in a subsequent quarter, the Notes may be re-classified as short-term debt until the Notes are within 12 months of maturity, which will occur in the Company’s fiscal quarter ending September 28, 2008.

The disclosure above is qualified in its entirety by the text of the Indenture, which describes in further detail all of the conversion features of the Notes and which was filed on May 17, 2007, with Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Form S-3 registration statement.

On January 22, 2008, our majority-owned subsidiary, SunPower Corporation, also reported that the common stock price conversion test for its 1.25% Senior Convertible Debentures due 2027 and 0.75% Senior Convertible Debentures due 2027 had been met. Accordingly, SunPower’s debentures are convertible during the first calendar quarter, ending March 31, 2008. SunPower has determined that the common stock price conversion test has not been met for the fiscal quarter ending March 30, 2008. Therefore, the two outstanding series of convertible debentures will not be convertible into common stock based on this trigger during the fiscal quarter ending on June 29, 2008. Additional details regarding SunPower’s debentures and the treatment of the debentures on their balance sheet are available in SunPower’s Form 8-K, filed with the Securities and Exchange Commission, on March 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: March 28, 2008	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President, Finance and Administration and
Chief Financial Officer